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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

                         DATE OF REPORT: APRIL 17, 2001
                        (DATE OF EARLIEST EVENT REPORTED)

                                   AKORN, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         Louisiana                       0-13976                72-0717400
STATE OR OTHER JURISDICTION OF   (COMMISSION FILE NUMBER)     (I.R.S. EMPLOYER
       INCORPORATION                                         IDENTIFICATION NO.)


                              2500 MILLBROOK DRIVE
                          BUFFALO GROVE, ILLINOIS 60089
                    (Address of principal executive offices)

                                 (847) 279-6100

                         (REGISTRANT'S TELEPHONE NUMBER,
                              INCLUDING AREA CODE)


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Item 5. Other Events

     On April 17, 2001, Akorn, Inc. (the "Company") and its wholly-owned subsidiary, Akorn (New Jersey), Inc, ("Akorn NJ" and with the Company the "Borrowers") and The Northern Trust Company, Chicago, Illinois (the "Lender") executed and delivered amendments to the Amended and Restated Credit Agreement dated as of September 15, 1999, as amended by a certain First Amendment thereto dated as of December 28, 1999 (said Amended and Restated Credit Agreement, as so amended and as further amended as herein described, being referred to as the "Credit Agreement").

     Pursuant to the Second Amendment and Waiver, dated as of February 15, 2001 (the "Second Amendment"), the Borrowers and Lender agreed to amend the Credit Agreement in certain respects, including, without limitation, to: (i) provide for monthly accounts receivable reports; (ii) grant to the Lender a second mortgage lien on certain real estate of the Borrowers, commonly known as 150 S. Wyckles Road, Decatur, Illinois and 1222 W. Grand Avenue/1365 N. University Avenue, Decatur, Illinois; (iii) reduce the aggregate Commitment of the Lender to make advances to the Borrowers from $45,000,000 to $41,000,000; and (iv) amend the Applicable Percentage (as defined in the Credit Agreement) to equal 2.5% with respect to LIBOR Rate and Federal Funds Rate Loans.

     In addition, the Lender agreed to waive the Borrower's prior non-compliance with the Lender's requirements concerning the Minimum Net Income, Cash Flow Coverage Ratio, Ratio of Funded Debt to EBITDA, as those terms are defined in the Credit Agreement, as amended.

     Pursuant to the Third Amendment and Waiver, dated as of April 16, 2001 (the "Third Amendment"), the Borrowers and the Lender agreed to further amend the Credit Agreement in certain respects, including without limitation, to: (i) extend the term of the Credit Agreement to January 1, 2002; (ii) revise certain covenants to require Borrowers to maintain certain Cash Flow Coverage Ratios, Minimum Monthly EBITDA and Borrowing Base and to limit Borrowers' Capital Expenditures for the Fiscal Year 2001 to $2,000,000; (iii) add monthly Accounts Receivable and financial statement and weekly cash flow reporting requirements;
(iv) require the delivery to Lender of a budget for the Fiscal Year 2001 by July 31, 2001; (v) eliminate the LIBOR Rate and the Federal Funds Rate pricing and have the Borrowers henceforth pay interest at the Prime Rate plus three percent (3%); (vi) amortize the outstanding Loans to the Lender and reduce the Commitment of the Lender to make Advances to the Borrowers with each amortization payment to $43,500,000 on May 15, 2001, to $42,000,000 on July 15, 2001, to $40,000,000 on October 15, 2001 and to $37,500,000 on December 31, 2001
and to make Mandatory Prepayments if the outstanding Advances are in excess of those amounts on the dates specified; and (vi) allow for the injection of certain subordinated debt in the amount of $3,000,000 from EJ Financial Enterprises, Inc. or Dr. John Kapoor into the Borrowers, which indebtedness would be subordinate to the debt evidence by the Credit Agreement (the "Senior Debt").

     In addition, the Lender agreed to waive the Borrower's prior non-compliance with the Lender's requirements concerning the Minimum Net Income, Cash Flow Coverage Ratio and Ratio of Funded Debt to EBITDA, as those terms are defined on the Credit Agreement.


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     In order to comply with the requirement set forth in the Third Amendment that the Company obtain $3,000,000 of subordinated debt (the "Subordinated Debt"), the Company entered into negotiations with Dr. John N. Kapoor, the Company's largest shareholder and currently the President and interim CEO of the Company, to determine whether Dr. Kapoor would be willing to provide the Subordinated Debt under terms acceptable to the Company and its lenders. On April 17, 2001, at the conclusion of negotiations between Dr. Kapoor and members of the Audit Committee of the Board of Directors, the Company entered into a Letter of Commitment with Dr. Kapoor providing for Dr. Kapoor, or an entity affiliated with Dr. Kapoor, to fund the $3,000,000 of Subordinated Debt. The purpose of the Subordinated Debt would be to provide the Company with working capital and for other general corporate purposes. Under the terms of the Letter of Commitment, the Subordinated Debt will mature thirty-six (36) months from the date of funding and may be converted, at Dr. Kapoor's option, into shares of the Company's common stock at the closing stock price on April 17, 2001, the date of the Letter of Commitment (the "Commitment Date"). At the Commitment Date, the closing stock price for the Company's common stock was $2.280. The Subordinated Debt will bear interest at the same rate as the Senior Debt, be accrued monthly and paid quarterly, and be subordinate to and subject to the terms of the Senior Debt.

     As additional consideration for the Subordinated Debt, the Letter of Commitment provides for Dr. Kapoor, or an entity affiliated with Dr. Kapoor, to receive warrants to purchase 1,000,000 shares of the Company's common stock exercisable at a 25% premium over the $2.280 common stock closing price on the Commitment Date. These warrants would have an expiration date of five (5) years from the date of issuance. The Company and Dr. Kapoor are presently working on the documentation for the Subordinated Debt in accordance with the provisions of the Letter of Commitment.

     Under the terms of the Third Amendment, the Subordinated Debt must be in place no later than May 15, 2001. Normally, shareholder approval would be sought, in accordance with NASD rules, however, the 28 day time frame imposed by the Company's lenders does not provide the Company with the ability to do this. Accordingly, the Company has made application to the NASD for an exception to obtaining shareholder approval.

Item 7.  EXHIBITS.

     Exhibit 10.1. Second Amendment and Waiver, dated as of February 15, 2001, to the Amended and Restated Credit Agreement dated as of September 15, 1999 between Akorn, Inc. and The Northern Trust Company.



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     Exhibit 10.2.    Third Amendment and Waiver, dated April 16, 2001, to the
                      Amended and Restated Credit Agreement dated as of September 15, 1999 between Akorn, Inc. and The Northern Trust Company.

     Exhibit 10.3.    Promissory Note dated April 16, 2001

     Exhibit 10.4.    Letter of Commitment dated April 17, 2001










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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, registrant has duly causes this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 AKORN, INC.



                                                 By: /s/ Kevin M. Harris
                                                    ----------------------------
                                                       KEVIN M. HARRIS, Chief
                                                       Financial Officer


                                                 DATED:  April 24, 2001






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                                  EXHIBIT INDEX

     Exhibit 10.1. Second Amendment and Waiver, dated as of February 15, 2001, to the Amended and Restated Credit Agreement dated as of September 15, 1999 between Akorn, Inc. and The Northern Trust Company.

     Exhibit 10.2. Third Amendment and Waiver, dated April 16, 2001, to the Amended and Restated Credit Agreement dated as of September 15, 1999 between Akorn, Inc. and The Northern Trust Company.

     Exhibit 10.3.    Promissory Note dated April 16, 2001

     Exhibit 10.4.    Letter of Commitment dated April 17, 2001